Exhibit 99.1

| Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

Bill Barrett Corporation Schedules Upcoming Announcement Dates

DENVER – January 19, 2011 – Bill Barrett Corporation (NYSE: BBG) plans to provide certain data including year-end 2010 reserves and 2011 guidance in a release to be issued February 3, 2011. The Company also plans to release its fourth quarter and full year 2010 financial and operating results on February 23, 2011. Results will be released before the market opens on Wednesday, February 23, 2011 and the Company will host a conference call to discuss results at 12:00 p.m. Eastern time, also on February 23.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Wednesday, February 23, 2011 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Year-End 2010 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(866) 788-0544 US/Canada (857) 350-1682 International

Passcode:	19887539

A telephonic replay will be available approximately two hours after the call on Wednesday, February 23, 2011 through Monday, February 28, 2011. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada (617) 801-6888 International

Passcode:	15024076

About Bill Barrett Corporation

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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